Exhibit 10.2

[ZEROLIMIT TECHNOLOGY HOLDING CO. LTD) [ADDRESS] [CONfACT INFORMATION) [DATE]August 15 , 2023 [NAME]Shaomei Zhang [Address] 1301 , Tefa Information Technology Building, No . 2 Qiongyu Road, Science Park Community, Yuehai Street, Nanshan District, Shenzhen Re : Director Offer Letter Dear Ms . /Mr . (Shaomei Zhang], (ZEROLIMIT TECHNOLOGY HOLDING CO . LTD] , a Cayman Islands exempted company with ]united liability (the "Company"), is pleased to offer you a position as of member ofits Board of Directors (the ''Board") . We believe your background and experience will be a significant asset to the Company and we look forward toyour participation on the Board . Should you choose to accept this position as a member of the Board and Class I director, this Jetter agreement (the "Agreement") shaJJ constitute an agreement between you and the Company and contains aJl the terms and conditions relating to the services you agree to provide to the Company . 1 1. Term . This Agreement is effective upon your acceptance and signature below. Your term as a Class I director shall commence on [ ], and continue subject to the pro vi sions in Section 8 below or until your successor is duly elected and qualified . The position shall be up for re - election at the next annual shareholder's meeting and upon re - election, the tenns and provisions of this Agreement shall remain in full force and effect . 2. Services . You shall render services as a member of the Board and the Board's committees set forth on Schedule A attached hereto (hereinafter your "Duties") . During the term of this Agreement, you shall attend and participate in such number of meetings of the Board and of the committee(s) of which you are a member as regularly or specially called . You may attend and participate at each such meeting via teleconference, video conference or in person . You shall consult with the other members of the Board and committee(s) as necessary via telephone, electronic mail or other forms of correspondence . 3. Compensation . As compensation for your services to the Company, you wil 1 receive compensation as set forth on Schedule B attached hereto (hereinafter, the "Compensation") per year for serving on the Board during your term as a director, which shall be paid to you quarterly in arrears as determined by the Company . You shall be reimbursed for reasonable and approved expenses incurred by you in connection with the performance of your Duties . 4. No Assignment . Because of the personal nature of the services to be rendered by you, this Agreement may not be assigned by you without - the prior written consentofthe Company . · S. Confidential Information ; Non - Disclosure . In consideration of your access to certain Confidential Information (as defined below) of the Company, in connection with your business relationship with the Company, you hereby represent and agree as follows : a. Defini tion . For purposes of this Agreement the term "Confidential Information" means: i. Any infonnation which the Company possesses that has been created discovered or developed by or for the Company, and which has or could have commercial value'or utility in the business in which the Company is engaged ; or ii. Any information which is related to the business of the Company and is genera 11 y not known by non - Company pers · onnel . iii. . Confidential Information includes, without limitation, trade secrets and any infonnation concerning services provided by the Company, concepts, ideas, improvements, techniques, methods, research, data, know - how, software, formats, marketing plans, and analyses, business plans and analyses, strategies, forecasts, customer and supplier identities, characteristics and agreements . b. Exclusions . Notwithstanding the foregoing, the term Confidential Information shall not

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2 include: i. Any infonnation which becomes generally available to the public other than as a result of a breach of the confidentiality portions of this Agreement, or any other agreement requiring confidentiality between the Company and you ; ii. Infonnation received from a third party in rightful possession of such infonnation who is not restricted from disclosing such infonnation ; and iii. lnfonnation known by you prior to receipt of such infonnation from the Company, which prior knowledge can be documented . c. Documents . You agree that, without the express written consent of the Company, you will not remove from the Company's premises, any notes, fonnulas, programs, data, records, machines or any other documents or items which in any manner contain or constitute Confidential Infonnation, nor will you make reproductions or copies of same . You shall promptly return any such documents or items, along with any reproductions or copies, to the Company upon the earliest of Company's demand, termination of this Agreement, or your tennination or Resignation, as defined in Section 8 herein . d. Confidentiality . You agree that you will hold in trust and confidence all Corifidential lnfonnation and will not disclose to others, directly or indirectly, any Confidential Information or anything relating to such information without the prior written consent of the Company, except as maybe necessary in the course of your business relationship with the Company . You further agree that you will not use any Confidential lnfonnation without the prior written consent of the Company, except as may be necessary in the course of your business relationship with the Company, and that the provisions of this paragraph (d) shall survive tennination of this Agreement . e. Ownership . You agree that Company shall own all right, title and interest (including patent rights , copyrights, trade secret rights, mask work rights, trademark rights, and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know - how, ideas and information made or conceived or reduced to practice, in whole or in part, by you during the term of this Agreement and that arise out of your Duties (coJlectively, "Inventions") and you will promptly disclose and provide all Inventions to the Company . You agree to assist the Company, at its expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights assigned . 6. Non - Competition . You agree and undertake that you will not, so long as you are a member of the Board and for a period of 24 months following tennination of this Agreement for whatever reason, directly or directly as owner, partner, joint venture, shareholder, employee, broker, agent principal, corporate·officer, director, licensor or in any other capacity whatsoever, engage in, become financially interested in, be employed by, or have any connection with any business or venture that is engaged in any activities involving services or products which compete, directly or indirectly, with the services or products provided or proposed to be provided by the Company or its subsidiaries or affiliates ; provided , however , that you may own securities of any public corporation which is engaged in such business but in an amount not to exceed at any one time, one percent of any class of stock or securities of such company, so long as you has no active role in the publicly owned company as director, employee, consultant or otherwise . · 7. Non - Solicitation . So long as you are a member of the Board and for a period of 24 months thereafter, you shall not directly or indirectly solicit for employment any individual who was an employee of the Company during your tenure . 8. Termination and Resignation . Your membership on the Board or on a Board committee may be tenninated for any or no reason by a vote of the shareholders holding at least a majority of the shares of the Company's issued and outstanding shares entitled to vote . Your membership on the Board or on a Board committee shall be tenninated if you become of unsound mind or are prohibited by law from being so . You may also terminate your membership on the Board or on a committee for any or no reason by delivering your written notice of resignation to the Company ("Resignation"), and such Resignation shall be effective upon the time specified therein or, if no time is specified, upon receipt of the notice of Resignation by the Company . Upon the effective date of the tennination or Resignation, your right to compensation hereunder will terminate subject to the Company's obligations to pay you any compensation

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3 (including the vested portion of the Shares) that you have already earned and to reim urse you for approved expenses already incurred in connection with your perfonnance of your Duties as . of the effective date of such tennination or Resignation . Any Shares that have not vested as of the effective date of such tennination or Resignation shall be forfeited and cancelled . 9. Governing Law . All questions with respect to the construction and/or enforcement of this Agreement, and the rights and obligations of the parties hereunder, shall be detennined in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in the State ofNewYork . 10. Entire Agreement ; Amendment ; Waiver ; Countemarts . This Agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and tenninates any prior oral or written agreements with respect to the subject matter hereof . Any term of this Agreement may be amended and observance of any tenn of ƒ this Agreement may be waived only with the written consent of the parties hereto . Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or waiver of any other term or condition of this Agreement . The failure of any party at any time to require perfonnance by any other party of any provision of this Agreement shall not affect the right of any such party to require future performance of such provision or any other provision of this Agreement . This Agreein ¢ n( mgy be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement, and may be executed using facsimiles of signatures, and a facsimile of a signature shall be deemed to be the same, and equally enforceable, as an original of such signature . - 11. Indemnification . The Company shall, to the maximum extent provided under applicable law, indemnify and hold you harmless from and against any expenses, including reasonable attorney's fees, judgments, fines, settlements and other legally permissible amounts ("Losses"), incurred in connection with any proceeding arising out of, or related to, your performance of your Duties, other than any such Losses incurred as a result of your negligence or willful misconduct . The Company shalJ advance to you any expenses, including reasonable attorneys' fees and costs of settlement, incurred in defending any such proceeding to the maximum extent permitted by applicable Jaw . Such costs and expenses incurred by you in defense of any such proceeding shall be paid by the Company in advance of the final disposition ofsuch proceeding promptly upon receipt by the Company of (a) written request for payment ; (b) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought ; and (c) an undertaking adequate under applicable Jaw made by or on your behalf to repay the amounts so advanced if it shall ultimately be detennined pursuant to any non - appealable judgment or settlement that you are not entitled to be indemnified by the Company . 12. Not an Employment Agreement . This Agreement is not an employment agreement, and shall not be construed or interpreted to create any right for you to continue employment with the Company . 13. Acknowledgemen t . _ You accept this Agreement subject to all the tenns and provisions of this Agreement . You agree to accept as binding, conclusive, and final all decisions or interpretations of the Board of the Company of any questions arising under this Agreement .

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The Agreement has been executed and delivered by the undersigned and is made effective as of the date set first set forth above . Sincerely, [ZEROLIMIT TECHNOLOGY HOLDING CO.LTD] By: z._h - U'liWi• 2 - " 1 Name: [Zhiwei Zhg] - (} Title: Chief Executive Officer AGREED AND ACCEPTED: 4 - By: Name:[haomei Zhang] U

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The Agreement has been executed and delivered by the undersigned and is made effective as of the date set first set forth above. Sincerely, [ZEROLIMIT TECHNOLOGY HOLDING CO.LTD] 4 By: Name: [Zhiwei Zheng] Title: Chief Executive Officer AGREED AND ACCEPTED: By: Name:[haomei Zhang] U

Schedule A The Director is offered to serve on the following Board committee(s) : 5 Committee Title Audit Committee Nominating and Governance Committee Compensation Committee

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Schedule 8 Compensation During your tenn as a member of Board of Directors of the Company, you wiJI receive cash compensation in the amount of$[ ], payable quarterly and [share]/[option] compensation as set forth below: 6 Potential Forfeiture Vesting Schedule Exercise Price Amount [Share]/[Options]

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Schedule C CONSENT OF Shaomei Zhang ZEROLIMIT TECHNOLOGY HOLDING CO . LID (the "Company'') intends to file a Registtation Statement on Form F - 1 (together with any amendments or supplements thereto, the "Registration Statement") registering securities for issuance in its initial public offering . As required by Rule 438 under the Securities Act of 1933 , as amended, the undersigned hereby consents to being named in the Registration Statement as a Director Nominee . Dated: , 2023 7 Shaomei Zhang

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